Exhibit 10.4

AMENDMENT TO CONVERTIBLE NOTE

This Amendment to the CONVERTIBLE NOTE in the principal amount of $1,500,000.00 (“Amendment”) is entered with an effective date of March 11, 2024, by and between Calidi Biotherapeutics Inc., (the “Issuer”), and [_________] (the “Holder”), collectively the “Parties” and each a “Party”.

WHEREAS, the Issuer and Holder entered into the Convertible Note in the principal amount of $1,500,000.00 dated March 8, 2024 (the “Convertible Note”), attached hereto as Exhibit A.

WHEREAS, the Issuer and Holder desire to amend the terms of the Convertible Note as set forth below.

NOW THEREFORE, in exchange for the mutual covenants set forth below, and other valuable consideration, the Parties agree to amend the Agreement as follows:

The following provision shall be deleted in its entirety in Section 1.(c): (iii) the Principal Amount shall be wired to Issuer’s bank account.

The terms of this Amendment shall be incorporated by reference into the Convertible Note. Besides the terms as forth herein, all of the terms, conditions, and obligations of the Convertible Note shall remain in full force and effect.

IN WITNESS WHEREOF, the Issuer and the Holder have caused this Convertible Note to be duly executed as of the date first written above.

ISSUER:
CALIDI BIOTHERAPEUTICS, INC.

By:
Name:	Wendy Pizarro, Esq.
Title:	Chief Legal Officer

HOLDER:

[_________________]

By:
Name:
Title: